Exhibit 99.1

People’s United Financial Reports Second Quarter Net Income of $89.9 Million, or $0.21 per Common Share

Operating Earnings of $0.24 per Common Share

•	Increased pre-provision net revenue 9 percent from a year ago to $191.2 million and 15 percent on an operating basis to $209.7 million.

•

Sustained excellent asset quality as evidenced by net loan charge-offs to average total loans of 8 basis points. Provision of $80.8 million primarily reflects the impact of COVID-19 and further strengthens the allowance for credit losses to total loans by 14 basis points to 0.91 percent.

•	Maintained a strong funding and liquidity profile, which benefited from period-end deposit balances growing $5.2 billion or 12 percent linked-quarter.

•

Funded nearly 18,000 Paycheck Protection Program (PPP) loans totaling over $2.6 billion as of July 15th, of which approximately 80 percent were small business loans under $150,000 and supported the paychecks of more than 260,000 employees across the Northeast.

BRIDGEPORT, CT., July 23, 2020 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the second quarter 2020. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Jun. 30, 2019
Net income	$89.9	$130.4	$133.2
Net income available to common shareholders	86.4	126.9	129.7
Per common share	0.21	0.30	0.33
Operating earnings[1]	101.0	141.1	134.8
Per common share	0.24	0.33	0.34

Net interest income	$405.6	$396.0	$348.1
Net interest margin	3.05%	3.12%	3.12%

Non-interest income	89.6	123.8	106.3

Non-interest expense	$304.0	$320.1	$278.4
Operating non-interest expense[1]	285.5	302.2	271.9
Efficiency ratio	53.5%	54.0%	55.8%

Average balances
Loans	$45,153	$43,460	$38,229
Deposits	48,447	44,163	39,211

Period-end balances
Loans	45,452	44,284	38,557
Deposits	49,934	44,741	39,467

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“Our performance in the second quarter is indicative of the strength and resilience of People’s United,” said Jack Barnes, Chairman and Chief Executive Officer. “Our employees continue to display their extensive know-how to deliver financial solutions despite the many challenges presented by COVID-19. From our frontline personnel providing exceptional service in a socially distant environment, to our robotic process automation team developing bots to expedite the processing of PPP loans, the adaptability of our employees has been remarkable. Consistent with our history of providing support in periods of need, we are committed to helping customers and communities navigate through this crisis. In addition to being among a small group of banks that were first to submit a significant number of PPP applications, we granted forbearance, where appropriate, for both retail and commercial loans and continue to assess the needs of customers that may require extended relief. We also registered for the Main Street Lending program to further support small and mid-sized businesses. Clearly, the duration of the pandemic is unpredictable and its total impact on the economy is unknown. However, we remain confident that our long-held conservative underwriting philosophy and diversified loan portfolio comprised of high-quality, cycle-tested borrowers will once again differentiate our franchise throughout the uncertain times ahead.”

“Our second quarter financial results compared to the prior year quarter were highlighted by a 15 percent increase in operating pre-provision net revenue and a 230 basis point improvement in the efficiency ratio,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “These results reflect higher net interest income and our continued success controlling costs. Conversely, non-interest income declined from a year ago due to decreased customer activity, fee waivers related to COVID-19 relief measures and lower wealth management fees. Net interest margin of 3.05 percent was down from 3.12 percent in the first quarter. The margin compression reflects the downward repricing of floating rate loans, partially offset by meaningful reductions in deposit and borrowing costs. Period-end loans and deposits increased 3 percent and 12 percent, respectively, linked-quarter. Excluding PPP, loans decreased 3 percent largely driven by lower commercial real estate balances and our planned reduction in residential mortgages. Deposits primarily benefited from PPP funds, federal stimulus payments and higher municipal balances.”

	As of and for the Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Jun. 30, 2019
Asset Quality
Net loan charge-offs to average total loans	0.08%	0.10%	0.05%
Non-performing loans as a percentage of total loans[1]	0.65%	0.54%	0.51%
Returns
Return on average assets[2]	0.58%	0.89%	1.04%
Return on average tangible common equity[2]	8.1%	11.8%	14.1%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.3%	7.4%	7.7%
Tier 1 leverage	8.0%	8.4%	8.7%
Common equity tier 1	9.7%	9.5%	10.1%
Tier 1 risk-based	10.2%	10.0%	10.7%
Total risk-based	11.8%	11.3%	12.0%

People’s United Bank, N.A.
Tier 1 leverage	8.5%	8.9%	8.9%
Common equity tier 1	10.8%	10.7%	11.0%
Tier 1 risk-based	10.8%	10.7%	11.0%
Total risk-based	12.2%	12.0%	12.4%

[1]	Ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired)
[2]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.18 per common share quarterly dividend payable August 15, 2020 to shareholders of record on August 3, 2020. Based on the closing stock price on July 22, 2020, the dividend yield on People’s United Financial common stock is 6.2 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with over $61 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management and insurance solutions. The company also provides specialized commercial services to customers nationwide.

2Q 2020 Financial Highlights

Summary

•	Net income totaled $89.9 million, or $0.21 per common share.

•	Net income available to common shareholders totaled $86.4 million.

•	Operating earnings totaled $101.0 million, or $0.24 per common share (see page 16).

•	Net interest income totaled $405.6 million in 2Q20 compared to $396.0 million in 1Q20.

•	Net interest margin decreased seven basis points from 1Q20 to 3.05% reflecting:

•	Lower yields on the loan portfolio (decrease of 40 basis points).

•	Lower yields on the securities portfolio (decrease of seven basis points).

•	Lower rates on deposits (increase of 29 basis points).

•	Lower rates on borrowings (increase of 11 basis points).

•	Provision for credit losses totaled $80.8 million.

•	Allowance for credit losses increased $72.3 million, primarily reflecting the impact of COVID-19.

•	Net loan charge-offs totaled $8.5 million.

•	Net loan charge-off ratio of 0.08% in 2Q20.

•	Non-interest income totaled $89.6 million in 2Q20 compared to $123.8 million in 1Q20.

•	Bank service charges decreased $7.7 million.

•	Customer interest rate swap income decreased $6.1 million.

•	Insurance revenue decreased $1.9 million.

•	Commercial banking lending fees decreased $1.5 million.

•	Other non-interest income includes net gains on loans held-for-sale of $16.9 million in 1Q20.

•	At June 30, 2020, assets under discretionary management totaled $8.7 billion.

•	Non-interest expense totaled $304.0 million in 2Q20 compared to $320.1 million in 1Q20.

•	Operating non-interest expense totaled $285.5 million in 2Q20 and $302.2 million in 1Q20 (see page 16).

•

Compensation and benefits expense, excluding $1.0 million and $0.4 million of merger-related expenses in 2Q20 and 1Q20, respectively, decreased $6.7 million, primarily reflecting lower payroll and benefit-related costs in 2Q20.

•	Occupancy and equipment expense, excluding $0.2 million and $0.5 million of merger-related expenses in 2Q20 and 1Q20, respectively, decreased $2.7 million.

•	Professional and outside services expense, excluding $3.6 million and $15.1 million of merger-related expenses in 2Q20 and 1Q20, respectively, decreased $1.3 million.

•	Other non-interest expense includes merger-related expenses of $13.7 million in 2Q20 and $1.9 million in 1Q20 (see page 16).

•	The efficiency ratio was 53.5% for 2Q20 compared to 54.0% for 1Q20 and 55.8% for 2Q19 (see page 16).

•	The effective income tax rate was 18.6% for 2Q20 and 20.4% for the first six months of 2020, compared to 20.2% for the full-year of 2019.

Commercial Banking

•	Commercial loans totaled $33.5 billion at June 30, 2020, a $1.8 billion increase from March 31, 2020.

•	Paycheck Protection Plan loans totaled $2.5 billion at June 30, 2020.

•	The mortgage warehouse portfolio increased $441 million.

•	The equipment financing portfolio decreased $133 million.

•	The New York multifamily portfolio decreased $71 million.

•	Average commercial loans totaled $32.9 billion in 2Q20, a $2.4 billion increase from 1Q20.

•	Paycheck Protection Plan loans averaged $1.8 billion in 2Q20.

•	The average mortgage warehouse portfolio increased $928 million.

•	The average equipment financing portfolio increased $18 million.

•	The average New York multifamily portfolio decreased $70 million.

•	Commercial deposits totaled $21.0 billion at June 30, 2020 compared to $17.7 billion at March 31, 2020.

•	The ratio of non-accrual commercial loans to total commercial loans was 0.63% at June 30, 2020 compared to 0.48% at March 31, 2020.

•	Non-performing commercial assets totaled $224.4 million at June 30, 2020 compared to $163.5 million at March 31, 2020.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.83% at June 30, 2020 compared to 0.67% at March 31, 2020.

•	The commercial allowance for credit losses represented 131% of non-accrual commercial loans at June 30, 2020 compared to 140% at March 31, 2020.

Retail Banking

•	Residential mortgage loans totaled $9.6 billion at June 30, 2020, a $458 million decrease from March 31, 2020.

•	Average residential mortgage loans totaled $9.8 billion in 2Q20, a $415 million decrease from 1Q20.

•	Home equity loans totaled $2.2 billion at June 30, 2020, a $122 million decrease from March 31, 2020.

•	Average home equity loans totaled $2.3 billion in 2Q20, a $91 million decrease from 1Q20.

•	Retail deposits totaled $28.9 billion at June 30, 2020 compared to $27.0 billion at March 31, 2020.

•	The ratio of non-accrual residential mortgage loans to residential mortgage loans was 0.65% at June 30, 2020 compared to 0.66% at March 31, 2020.

•	The ratio of non-accrual home equity loans to home equity loans was 1.01% at June 30, 2020 compared to 0.94% at March 31, 2020.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.14% at June 30, 2020 compared to 1.03% at March 31, 2020.

•	The retail allowance for credit losses represented 160% of non-accrual retail loans at June 30, 2020 compared to 146% at March 31, 2020.

Conference Call

On July 23, 2020, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions, except per common share data)	2020	2020	2019	2019	2019
Earnings Data:
Net interest income (fully taxable equivalent)	$413.0	$403.7	$390.3	$356.0	$355.4
Net interest income	405.6	396.0	382.7	348.7	348.1
Provision for credit losses (1)	80.8	33.5	7.3	7.8	7.6
Non-interest income (2)	89.6	123.8	124.2	106.0	106.3
Non-interest expense (2)	304.0	320.1	325.7	281.4	278.4
Income before income tax expense	110.4	166.2	173.9	165.5	168.4
Net income	89.9	130.4	137.5	135.1	133.2
Net income available to common shareholders (2)	86.4	126.9	134.0	131.6	129.7

Selected Statistical Data:
Net interest margin (3)	3.05%	3.12%	3.14%	3.12%	3.12%
Return on average assets (2), (3)	0.58	0.89	0.98	1.05	1.04
Return on average common equity (3)	4.6	6.7	7.2	7.7	7.7
Return on average tangible common equity (2), (3)	8.1	11.8	12.8	14.0	14.1
Efficiency ratio (2)	53.5	54.0	53.7	56.8	55.8

Common Share Data:
Earnings per common share:
Basic	$0.21	$0.30	$0.31	$0.34	$0.33
Diluted (2)	0.21	0.30	0.31	0.33	0.33
Dividends paid per common share	0.1800	0.1775	0.1775	0.1775	0.1775
Common dividend payout ratio (2)	87.4%	60.9%	52.2%	53.1%	53.8%
Book value per common share	$17.95	$17.87	$17.60	$17.54	$17.34
Tangible book value per common share (2)	10.18	10.07	10.12	9.74	9.51
Stock price:
High	13.99	17.00	17.22	17.10	17.66
Low	9.37	10.40	14.73	13.81	15.24
Close	11.57	11.05	16.90	15.64	16.78
Common shares oustanding (in millions) (2)	424.59	424.47	443.66	398.58	398.34
Weighted average diluted common shares (in millions)	420.15	429.77	424.98	394.45	394.57

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard as well as the impact of COVID-19.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Six Months Ended June 30,
(dollars in millions, except per common share data)	2020	2019
Earnings Data:
Net interest income (fully taxable equivalent)	$816.7	$695.4
Net interest income	801.6	680.9
Provision for credit losses (1)	114.3	13.2
Non-interest income	213.4	200.9
Non-interest expense (2)	624.1	555.6
Income before income tax expense	276.6	313.0
Net income	220.3	247.8
Net income available to common shareholders (2)	213.3	240.8

Selected Statistical Data:
Net interest margin (3)	3.09%	3.15%
Return on average assets (2), (3)	0.73	1.00
Return on average common equity (3)	5.7	7.4
Return on average tangible common equity (2), (3)	10.0	13.5
Efficiency ratio (2)	53.7	56.6

Common Share Data:
Earnings per common share:
Basic	$0.50	$0.63
Diluted (2)	0.50	0.63
Dividends paid per common share	0.3575	0.3525
Common dividend payout ratio (2)	71.7%	56.0%
Book value per common share	$17.95	$17.34
Tangible book value per common share (2)	10.18	9.51
Stock price:
High	17.00	18.03
Low	9.37	14.25
Close	11.57	16.78
Common shares oustanding (in millions) (2)	424.59	398.34
Weighted average diluted common shares (in millions)	424.82	384.39

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard as well as the impact of COVID-19.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019
Financial Condition Data:
Total assets	$61,510	$60,433	$58,590	$52,072	$51,622
Loans	45,452	44,284	43,596	38,781	38,557
Securities	8,233	8,552	7,790	7,135	7,086
Short-term investments	987	744	317	158	275
Allowance for credit losses (1)	414	342	247	246	244
Goodwill and other acquisition-related intangible assets	3,254	3,264	3,275	3,065	3,073
Deposits	49,934	44,741	43,590	38,574	39,467
Borrowings	1,782	5,911	5,155	4,629	3,400
Notes and debentures	1,015	1,013	993	916	912
Stockholders’ equity	7,763	7,726	7,947	7,131	7,046
Total risk-weighted assets (2):
People’s United Financial, Inc.	45,905	46,408	45,208	39,794	39,026
People’s United Bank, N.A.	45,864	46,397	45,174	39,742	38,976
Non-accrual loans	296	240	224	176	198
Net loan charge-offs	8.5	10.6	6.7	5.8	4.5

Average Balances:
Loans	$45,153	$43,460	$42,006	$38,317	$38,229
Securities (3)	8,240	8,022	7,372	7,041	7,147
Short-term investments	774	290	294	219	214
Total earning assets	54,168	51,772	49,673	45,577	45,591
Total assets	61,841	58,604	56,130	51,524	51,088
Deposits	48,447	44,163	42,195	38,657	39,211
Borrowings	2,911	4,353	4,146	3,855	3,146
Notes and debentures	1,014	1,000	974	914	904
Total funding liabilities	52,372	49,515	47,314	43,427	43,261
Stockholders’ equity	7,757	7,804	7,654	7,079	6,978

Ratios:
Net loan charge-offs to average total loans (annualized)	0.08%	0.10%	0.06%	0.06%	0.05%
Non-performing assets to total loans, real estate owned and repossessed assets	0.69	0.59	0.57	0.52	0.55
Allowance for credit losses to (1):
Total loans	0.91	0.77	0.57	0.63	0.63
Non-accrual loans	139.8	142.2	110.0	139.5	122.9
Average stockholders’ equity to average total assets	12.5	13.3	13.6	13.7	13.7
Stockholders’ equity to total assets	12.6	12.8	13.6	13.7	13.6
Tangible common equity to tangible assets (4)	7.3	7.4	8.0	7.8	7.7
Total risk-based capital (2):
People’s United Financial, Inc.	11.8	11.3	12.0	12.0	12.0
People’s United Bank, N.A.	12.2	12.0	12.1	12.2	12.4

(1)	Allowance for credit losses and asset quality ratios for 2020 reflect the initial adoption and application of the CECL standard.
(2)	June 30, 2020 amounts and ratios are preliminary.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

	June 30,	March 31,	Dec. 31,	June 30,
(in millions)	2020	2020	2019	2019
Assets
Cash and due from banks	$491.9	$507.6	$484.2	$505.9
Short-term investments	987.4	744.3	316.8	274.8
Securities:
Trading debt securities, at fair value	—	—	7.1	9.3
Equity securities, at fair value	5.8	6.2	8.2	8.5
Debt securities available-for-sale, at fair value	4,080.3	4,276.6	3,564.3	2,971.2
Debt securities held-to-maturity, at amortized cost	3,848.6	3,861.5	3,869.2	3,807.5
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	298.3	407.2	341.1	289.4

Total securities	8,233.0	8,551.5	7,789.9	7,085.9

Loans held-for-sale	12.2	19.2	511.3	17.4
Loans:
Commercial real estate (1)	13,999.5	14,651.6	14,762.3	12,230.7
Commercial and industrial (1)	14,593.9	12,045.7	11,041.6	10,121.8
Equipment financing	4,880.1	5,012.7	4,910.4	4,611.0

Total Commercial Portfolio	33,473.5	31,710.0	30,714.3	26,963.5

Residential mortgage	9,623.7	10,081.9	10,318.1	9,532.6
Home equity and other consumer	2,354.3	2,492.1	2,563.7	2,060.6

Total Retail Portfolio	11,978.0	12,574.0	12,881.8	11,593.2

Total loans	45,451.5	44,284.0	43,596.1	38,556.7
Less allowance for credit losses	(414.0)	(341.7)	(246.6)	(244.0)

Total loans, net	45,037.5	43,942.3	43,349.5	38,312.7

Goodwill and other acquisition-related intangible assets	3,253.7	3,264.0	3,274.6	3,072.9
Bank-owned life insurance	708.1	707.6	705.0	504.4
Premises and equipment, net	285.7	300.8	305.5	261.0
Other assets	2,500.2	2,396.0	1,853.0	1,587.5

Total assets	$61,509.7	$60,433.3	$58,589.8	$51,622.5

Liabilities
Deposits:
Non-interest-bearing	$13,656.9	$10,526.0	$9,803.7	$8,747.2
Savings	5,759.4	5,136.0	4,987.7	4,847.4
Interest-bearing checking and money market	22,943.6	20,238.9	19,592.6	17,424.8
Time	7,574.4	8,840.2	9,205.5	8,447.9

Total deposits	49,934.3	44,741.1	43,589.5	39,467.3

Borrowings:
Federal Home Loan Bank advances	1,289.7	4,489.7	3,125.4	2,054.4
Federal funds purchased	150.0	1,120.0	1,620.0	1,110.0
Customer repurchase agreements	342.1	301.1	409.1	235.2

Total borrowings	1,781.8	5,910.8	5,154.5	3,399.6

Notes and debentures	1,014.5	1,012.6	993.1	911.5
Other liabilities	1,016.1	1,043.3	905.5	797.9

Total liabilities	53,746.7	52,707.8	50,642.6	44,576.3

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	5.3	5.3	5.3	4.9
Additional paid-in capital	7,651.2	7,644.4	7,639.4	6,890.7
Retained earnings	1,524.6	1,514.5	1,512.8	1,388.1
Unallocated common stock of Employee Stock Ownership Plan, at cost	(119.3)	(121.1)	(122.9)	(126.5)
Accumulated other comprehensive loss	(73.9)	(92.7)	(166.9)	(193.0)
Treasury stock, at cost	(1,469.0)	(1,469.0)	(1,164.6)	(1,162.1)

Total stockholders’ equity	7,763.0	7,725.5	7,947.2	7,046.2

Total liabilities and stockholders’ equity	$61,509.7	$60,433.3	$58,589.8	$51,622.5

(1)

In connection with the United Bank core system conversion in April 2020, approximately $400 million of loans secured by owner-occupied commercial properties were prospectively reclassified from commercial real estate loans to commercial and industrial loans. Prior period loan balances were not restated to conform to the current presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per common share data)	2020	2020	2019	2019	2019
Interest and dividend income:
Commercial real estate (1)	$122.4	$149.6	$147.2	$136.6	$139.9
Commercial and industrial (1)	112.4	106.4	114.9	113.4	111.4
Equipment financing	67.6	68.2	66.7	65.3	62.8
Residential mortgage	84.8	90.4	88.2	84.7	85.5
Home equity and other consumer	20.1	28.0	30.8	24.7	25.7

Total interest on loans	407.3	442.6	447.8	424.7	425.3
Securities	49.8	51.2	47.8	44.7	46.2
Loans held-for-sale	0.3	3.3	0.3	0.2	0.1
Short-term investments	0.2	2.0	1.0	1.3	1.2

Total interest and dividend income	457.6	499.1	496.9	470.9	472.8

Interest expense:
Deposits	41.7	78.9	86.9	92.2	96.6
Borrowings	2.0	15.4	18.5	21.5	19.3
Notes and debentures	8.3	8.8	8.8	8.5	8.8

Total interest expense	52.0	103.1	114.2	122.2	124.7

Net interest income	405.6	396.0	382.7	348.7	348.1
Provision for credit losses (2)	80.8	33.5	7.3	7.8	7.6

Net interest income after provision for credit losses	324.8	362.5	375.4	340.9	340.5

Non-interest income:
Bank service charges	20.3	28.0	28.9	27.0	26.4
Investment management fees	17.4	18.1	19.3	19.9	19.7
Operating lease income	11.8	12.6	12.7	12.9	12.6
Commercial banking lending fees	10.6	12.1	12.9	11.8	10.2
Insurance revenue	9.0	10.9	7.5	10.3	8.7
Cash management fees	8.1	7.4	7.1	7.3	7.2
Customer interest rate swap income, net	2.7	8.8	8.5	5.5	7.3
Other non-interest income (3)	9.7	25.9	27.3	11.3	14.2

Total non-interest income	89.6	123.8	124.2	106.0	106.3

Non-interest expense:
Compensation and benefits	167.8	173.9	171.4	158.1	161.3
Occupancy and equipment	48.0	51.0	52.2	45.0	44.4
Professional and outside services	25.7	38.5	29.6	23.7	24.9
Amortization of other acquisition-related intangible assets	10.2	10.7	9.8	8.0	8.0
Operating lease expense	8.8	9.8	9.6	9.9	9.9
Regulatory assessments	8.7	8.7	7.3	5.3	6.5
Other non-interest expense	34.8	27.5	45.8	31.4	23.4

Total non-interest expense (3)	304.0	320.1	325.7	281.4	278.4

Income before income tax expense	110.4	166.2	173.9	165.5	168.4
Income tax expense	20.5	35.8	36.4	30.4	35.2

Net income	89.9	130.4	137.5	135.1	133.2
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$86.4	$126.9	$134.0	$131.6	$129.7

Earnings per common share:
Basic	$0.21	$0.30	$0.31	$0.34	$0.33
Diluted	0.21	0.30	0.31	0.33	0.33

(1)

In connection with the United Bank core system conversion in April 2020, approximately $400 million of loans secured by owner-occupied commercial properties were prospectively reclassified from commercial real estate loans to commercial and industrial loans. Prior period interest income amounts were not restated to conform to the current presentation.

(2)	Provision for credit losses in 2020 reflects the application of the CECL standard as well as the impact of COVID-19.
(3)

Other non-interest income includes $7.6 million of non-operating income for the three months ended December 31, 2019. Total non-interest expense includes $18.5 million, $17.9 million, $39.1 million, $5.0 million and $6.5 million of non-operating expenses for the three months ended June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per common share data)	2020	2019
Interest and dividend income:
Commercial real estate	$272.0	$272.6
Commercial and industrial	218.8	215.3
Equipment financing	135.8	121.8
Residential mortgage	175.2	156.2
Home equity and other consumer	48.1	50.6

Total interest on loans	849.9	816.5
Securities	101.0	94.0
Loans held-for-sale	3.6	0.3
Short-term investments	2.2	2.5

Total interest and dividend income	956.7	913.3

Interest expense:
Deposits	120.6	177.8
Borrowings	17.4	37.0
Notes and debentures	17.1	17.6

Total interest expense	155.1	232.4

Net interest income	801.6	680.9
Provision for credit losses (1)	114.3	13.2

Net interest income after provision for credit losses	687.3	667.7

Non-interest income:
Bank service charges	48.3	51.6
Investment management fees	35.5	39.0
Operating lease income	24.4	25.2
Commercial banking lending fees	22.7	18.0
Insurance revenue	19.9	19.2
Cash management fees	15.5	14.0
Customer interest rate swap income, net	11.5	10.1
Other non-interest income	35.6	23.8

Total non-interest income	213.4	200.9

Non-interest expense:
Compensation and benefits	341.7	316.7
Occupancy and equipment	99.0	88.7
Professional and outside services	64.2	44.9
Amortization of other acquisition-related intangible assets	20.9	14.7
Operating lease expense	18.6	19.3
Regulatory assessments	17.4	13.5
Other non-interest expense	62.3	57.8

Total non-interest expense (2)	624.1	555.6

Income before income tax expense	276.6	313.0
Income tax expense	56.3	65.2

Net income	220.3	247.8
Preferred stock dividend	7.0	7.0

Net income available to common shareholders	$213.3	$240.8

Earnings per common share:
Basic	$0.50	$0.63
Diluted	0.50	0.63

(1)	Provision for credit losses in 2020 reflects the application of the CECL standard as well as the impact of COVID-19.
(2)

Total non-interest expense includes $36.4 million and $21.5 million of non-operating expenses for the six months ended June 30, 2020 and 2019, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2020			March 31, 2020			June 30, 2019
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$774.0	$0.2	0.14%	$289.8	$2.0	2.70%	$214.1	$1.2	2.21%
Securities (2)	8,240.4	54.8	2.66	8,021.8	56.0	2.80	7,147.1	50.8	2.85
Loans:
Commercial real estate (3)	14,095.2	122.4	3.48	14,715.3	149.6	4.07	12,323.2	139.9	4.54
Commercial and industrial (3)	13,895.6	114.8	3.30	10,866.6	109.8	4.04	9,638.2	114.1	4.74
Equipment financing	4,933.8	67.6	5.48	4,915.6	68.2	5.55	4,510.8	62.8	5.56
Residential mortgage	9,821.4	85.1	3.46	10,236.3	90.5	3.54	9,672.6	85.6	3.54
Home equity and other consumer	2,407.1	20.1	3.34	2,726.1	30.7	4.51	2,084.6	25.7	4.94

Total loans	45,153.1	410.0	3.63	43,459.9	448.8	4.13	38,229.4	428.1	4.48

Total earning assets	54,167.5	$465.0	3.43%	51,771.5	$506.8	3.92%	45,590.6	$480.1	4.21%

Other assets	7,673.9			6,832.2			5,496.9

Total assets	$61,841.4			$58,603.7			$51,087.5

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$12,852.8	$—	—%	$10,077.8	$—	—%	$8,605.6	$—	—%
Savings, interest-bearing checking and money market	27,402.5	17.0	0.25	24,940.7	44.1	0.71	22,341.3	57.4	1.03
Time	8,191.4	24.7	1.21	9,144.6	34.8	1.52	8,263.8	39.2	1.90

Total deposits	48,446.7	41.7	0.34	44,163.1	78.9	0.71	39,210.7	96.6	0.99

Borrowings:
Federal Home Loan Bank advances	1,858.8	1.5	0.32	2,430.6	9.8	1.61	1,844.0	12.2	2.64
Federal funds purchased	695.5	0.3	0.15	1,593.9	5.1	1.28	1,057.8	6.7	2.53
Customer repurchase agreements	357.2	0.2	0.24	328.0	0.5	0.67	240.0	0.4	0.77
Other borrowings	—	—	—	—	—	—	4.3	—	0.64

Total borrowings	2,911.5	2.0	0.27	4,352.5	15.4	1.42	3,146.1	19.3	2.46

Notes and debentures	1,013.8	8.3	3.29	999.5	8.8	3.51	903.8	8.8	3.89

Total funding liabilities	52,372.0	$52.0	0.40%	49,515.1	$103.1	0.83%	43,260.6	$124.7	1.15%

Other liabilities	1,712.6			1,284.3			848.8

Total liabilities	54,084.6			50,799.4			44,109.4
Stockholders’ equity	7,756.8			7,804.3			6,978.1

Total liabilities and stockholders’ equity	$61,841.4			$58,603.7			$51,087.5

Net interest income/spread (4)		$413.0	3.03%		$403.7	3.09%		$355.4	3.06%

Net interest margin			3.05%			3.12%			3.12%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)

In connection with the United Bank core system conversion in April 2020, approximately $400 million of loans secured by owner-occupied commercial properties were prospectively reclassified from commercial real estate loans to commercial and industrial loans. Prior period interest income amounts were not restated to conform to the current presentation.

(4)	The fully taxable equivalent adjustment was $7.4 million, $7.7 million and $7.3 million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2020			June 30, 2019
Six months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$531.9	$2.2	0.84%	$208.5	$2.5	2.40%
Securities (2)	8,131.1	110.8	2.73	7,228.4	103.2	2.86
Loans:
Commercial real estate	14,405.2	272.0	3.78	11,957.8	272.6	4.56
Commercial and industrial	12,381.1	224.6	3.63	9,307.9	220.6	4.74
Equipment financing	4,924.7	135.8	5.51	4,434.7	121.8	5.49
Residential mortgage	10,028.9	175.6	3.55	8,917.3	156.5	3.51
Home equity and other consumer	2,566.6	50.8	3.96	2,029.0	50.6	4.99

Total loans	44,306.5	858.8	3.89	36,646.7	822.1	4.49

Total earning assets	52,969.5	$971.8	3.68%	44,083.6	$927.8	4.21%

Other assets	7,253.0			5,369.3

Total assets	$60,222.5			$49,452.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$11,465.3	$—	-%	$8,454.3	$—	—%
Savings, interest-bearing checking and money market	26,171.6	61.1	0.47	21,683.3	106.2	0.98
Time	8,668.0	59.5	1.37	7,700.5	71.6	1.86

Total deposits	46,304.9	120.6	0.52	37,838.1	177.8	0.94

Borrowings:
Federal Home Loan Bank advances	2,144.7	11.3	1.05	1,866.9	24.6	2.64
Federal funds purchased	1,144.7	5.4	0.93	905.7	11.4	2.52
Customer repurchase agreements	342.6	0.7	0.44	263.0	0.9	0.71
Other borrowings	—	—	—	6.6	0.1	1.85

Total borrowings	3,632.0	17.4	0.96	3,042.2	37.0	2.43

Notes and debentures	1,006.7	17.1	3.40	900.1	17.6	3.91

Total funding liabilities	50,943.6	$155.1	0.61%	41,780.4	$232.4	1.11%

Other liabilities	1,498.4			901.1

Total liabilities	52,442.0			42,681.5
Stockholders’ equity	7,780.5			6,771.4

Total liabilities and stockholders’ equity	$60,222.5			$49,452.9

Net interest income/spread (3)		$816.7	3.07%		$695.4	3.10%

Net interest margin			3.09%			3.15%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $15.1 million and $14.5 million for the six months ended June 30, 2020 and 2019, respectively.

People’s United Financial, Inc.

As a result of adopting the CECL standard on January 1, 2020, People’s United’s prior distinction between the originated loan portfolio and the acquired loan portfolio is no longer necessary. Accordingly, prior period disclosures have been revised to conform to the current period presentation.

NON-PERFORMING ASSETS

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019
Non-accrual loans:
Commercial:
Commercial real estate	$73.6	$53.5	$53.8	$28.6	$35.5
Commercial and industrial	88.8	55.6	38.5	39.0	47.1
Equipment financing	48.6	42.5	47.7	43.2	44.6

Total Commercial	211.0	151.6	140.0	110.8	127.2

Retail:
Residential mortgage	62.6	66.6	63.3	48.8	54.7
Home equity	22.5	22.1	20.8	16.7	16.6
Other consumer	0.1	0.1	—	0.1	—

Total Retail	85.2	88.8	84.1	65.6	71.3

Total non-accrual loans (1)	$296.2	$240.4	$224.1	$176.4	$198.5

Real estate owned:
Commercial	$7.3	$7.3	$7.3	$7.7	$0.6
Residential	4.9	9.5	11.9	12.3	8.1

Total real estate owned	$12.2	$9.5	$11.9	$12.3	$8.1

Repossessed assets	$6.2	$4.6	$4.2	$6.3	$5.7

Total non-performing assets	$314.6	$254.5	$240.2	$195.0	$212.3

Non-accrual loans as a percentage of total loans	0.65%	0.54%	0.51%	0.45%	0.51%
Non-performing assets as a percentage of:
Total loans, real estate owned and repossessed assets	0.69	0.59	0.57	0.52	0.55
Tangible stockholders’ equity and allowance for credit losses	6.39	5.45	5.03	4.70	5.05

(1)

Reported net of government guarantees totaling $2.9 million at June 30, 2020, $1.2 million at March 31, 2020, $1.3 million at December 31, 2019, $1.4 million at September 30, 2019 and $1.6 million at June 30, 2019.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019
Allowance for credit losses:
Balance at beginning of period	$341.7	$246.6	$246.0	$244.0	$240.9
Charge-offs	(10.3)	(12.6)	(8.5)	(8.2)	(7.3)
Recoveries	1.8	2.0	1.8	2.4	2.8

Net loan charge-offs	(8.5)	(10.6)	(6.7)	(5.8)	(4.5)
Provision for credit losses	80.8	33.5	7.3	7.8	7.6
CECL transition adjustment	—	72.2	N/A	N/A	N/A

Balance at end of period	$414.0	$341.7	$246.6	$246.0	$244.0

Allowance for credit losses as a percentage of:
Total loans	0.91%	0.77%	0.57%	0.63%	0.63%
Non-accrual loans	139.8	142.2	110.0	139.5	122.9

N/A - not applicable

NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019
Commercial:
Commercial real estate	$1.8	$3.4	$(0.1)	$(0.2)	$0.1
Commercial and industrial	—	1.0	2.3	1.6	0.2
Equipment financing	5.2	3.9	4.2	4.2	3.9

Total	7.0	8.3	6.4	5.6	4.2

Retail:
Residential mortgage	—	0.8	(0.2)	—	0.1
Home equity	0.6	0.1	0.3	—	—
Other consumer	0.9	1.4	0.2	0.2	0.2

Total	1.5	2.3	0.3	0.2	0.3

Total net loan charge-offs	$8.5	$10.6	$6.7	$5.8	$4.5

Net loan charge-offs to average total loans (annualized)	0.08%	0.10%	0.06%	0.06%	0.05%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

Pre-provision net revenue is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle as well as providing an additional basis for comparing the Company’s results of operation between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019	2020	2019
Total non-interest expense	$304.0	$320.1	$325.7	$281.4	$278.4	$624.1	$555.6

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	(18.5)	(17.9)	(22.6)	(5.0)	(6.5)	(36.4)	(21.5)
Intangible asset write-down	—	—	(16.5)	—	—	—	—

Total	(18.5)	(17.9)	(39.1)	(5.0)	(6.5)	(36.4)	(21.5)

Operating non-interest expense	285.5	302.2	286.6	276.4	271.9	587.7	534.1

Adjustments:
Amortization of other acquisition-related intangible assets	(10.2)	(10.7)	(9.8)	(8.0)	(8.0)	(20.9)	(14.7)
Operating lease expense	(8.8)	(9.8)	(9.6)	(9.9)	(9.9)	(18.6)	(19.3)
Other (1)	(1.9)	(1.9)	(1.6)	(1.4)	(1.4)	(3.8)	(3.2)

Total non-interest expense for efficiency ratio	$264.6	$279.8	$265.6	$257.1	$252.6	$544.4	$496.9

Net interest income (FTE basis)	$413.0	$403.7	$390.3	$356.0	$355.4	$816.7	$695.4
Total non-interest income	89.6	123.8	124.2	106.0	106.3	213.4	200.9

Total revenues	502.6	527.5	514.5	462.0	461.7	1,030.1	896.3
Adjustments:
Operating lease expense	(8.8)	(9.8)	(9.6)	(9.9)	(9.9)	(18.6)	(19.3)
BOLI FTE adjustment	1.0	0.8	0.7	0.5	0.7	1.8	1.3
Gain on sale of branches, net of expenses	—	—	(7.6)	—	—	—	—
Net security gains	—	—	(0.1)	—	(0.1)	—	(0.1)
Other (2)	—	(0.3)	(3.2)	0.1	—	(0.3)	0.3

Total revenues for efficiency ratio	$494.8	$518.2	$494.7	$452.7	$452.4	$1,013.0	$878.5

Efficiency ratio	53.5%	54.0%	53.7%	56.8%	55.8%	53.7%	56.6%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

PRE-PROVISION NET REVENUE
	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019	2020	2019
Net interest income	$405.6	$396.0	$382.7	$348.7	$348.1	$801.6	$680.9
Non-interest income	89.6	123.8	124.2	106.0	106.3	213.4	200.9
Less: Non-interest expense	(304.0)	(320.1)	(325.7)	(281.4)	(278.4)	(624.1)	(555.6)

Pre-provision net revenue	191.2	199.7	181.2	173.3	176.0	390.9	380.9
Non-operating expense	18.5	17.9	39.1	5.0	6.5	36.4	21.5

Operating pre-provision net revenue	$209.7	$217.6	$220.3	$178.3	$182.5	$427.3	$402.4

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions, except per common share data)	2020	2020	2019	2019	2019	2020 (1)	2019
Net income available to common shareholders	$86.4	$126.9	$134.0	$131.6	$129.7	$213.3	$240.8
Adjustments to arrive at operating earnings:
Merger-related expenses	18.5	17.9	22.6	5.0	6.5	36.4	21.5
Intangible asset write-down	—	—	16.5	—	—	—	—
Gain on sale of branches, net of expenses	—	—	(7.6)	—	—	—	—

Total pre-tax adjustments	18.5	17.9	31.5	5.0	6.5	36.4	21.5
Tax effect	(3.9)	(3.7)	(6.7)	(1.1)	(1.4)	(7.7)	(4.5)

Total adjustments, net of tax	14.6	14.2	24.8	3.9	5.1	28.7	17.0

Operating earnings	$101.0	$141.1	$158.8	$135.5	$134.8	$242.0	$257.8

Diluted EPS, as reported	$0.21	$0.30	$0.31	$0.33	$0.33	$0.50	$0.63

Adjustments to arrive at operating EPS:
Merger-related expenses	0.03	0.03	0.04	0.01	0.01	0.07	0.04
Intangible asset write-down	—	—	0.03	—	—	—	—
Gain on sale of branches, net of expenses	—	—	(0.01)	—	—	—	—

Total adjustments per common share	0.03	0.03	0.06	0.01	0.01	0.07	0.04

Operating EPS	$0.24	$0.33	$0.37	$0.34	$0.34	$0.57	$0.67

Average total assets	$61,841	$58,604	$56,130	$51,524	$51,088	$60,223	$49,453

Operating return on average assets (annualized)	0.65%	0.96%	1.13%	1.05%	1.06%	0.80%	1.04%

(1)	The sum of the quarterly amounts for certain line items may not equal the six months amounts due to rounding.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY
	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019	2020	2019
Operating earnings	$101.0	$141.1	$158.8	$135.5	$134.8	$242.0	$257.8

Average stockholders’ equity	$7,757	$7,804	$7,654	$7,079	$6,978	$7,781	$6,771
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	7,513	7,560	7,410	6,835	6,734	7,537	6,527
Less: Average goodwill and average other acquisition-related intangible assets	3,273	3,269	3,226	3,069	3,043	3,271	2,972

Average tangible common equity	$4,240	$4,291	$4,184	$3,766	$3,691	$4,266	$3,555

Operating return on average tangible common equity (annualized)	9.5%	13.2%	15.2%	14.4%	14.6%	11.3%	14.5%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019	2020 (1)	2019
Common dividends paid	$75.5	$77.3	$69.9	$69.9	$69.8	$152.8	$135.0

Operating earnings	$101.0	$141.1	$158.8	$135.5	$134.8	$242.0	$257.8

Operating common dividend payout ratio	74.8%	54.8%	44.0%	51.6%	51.8%	63.1%	52.4%

(1)	The sum of the quarterly amounts for certain line items may not equal the six months amounts due to rounding.

TANGIBLE COMMON EQUITY RATIO
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2020	2020	2019	2019	2019
Total stockholders’ equity	$7,763	$7,726	$7,947	$7,131	$7,046
Less: Preferred stock	244	244	244	244	244

Common equity	7,519	7,482	7,703	6,887	6,802
Less: Goodwill and other acquisition-related intangible assets	3,254	3,264	3,275	3,065	3,073

Tangible common equity	$4,265	$4,218	$4,428	$3,822	$3,730

Total assets	$61,510	$60,433	$58,590	$52,072	$51,622
Less: Goodwill and other acquisition-related intangible assets	3,254	3,264	3,275	3,065	3,073

Tangible assets	$58,256	$57,169	$55,315	$49,007	$48,549

Tangible common equity ratio	7.3%	7.4%	8.0%	7.8%	7.7%

TANGIBLE BOOK VALUE PER COMMON SHARE
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per common share data)	2020	2020	2019	2019	2019
Tangible common equity	$4,265	$4,218	$4,428	$3,822	$3,730

Common shares issued	533.59	533.47	532.83	487.59	487.35
Less: Shares classified as treasury shares	109.00	109.00	89.17	89.01	89.01

Common shares oustanding	424.59	424.47	443.66	398.58	398.34
Less: Unallocated ESOP shares	5.75	5.84	5.92	6.01	6.10

Common shares	418.84	418.63	437.74	392.57	392.24

Tangible book value per common share	$10.18	$10.07	$10.12	$9.74	$9.51